                                                                          Office
                                                                   Exhibit 10.17
                                ---------------



                               TENANCY AGREEMENT

                             WORLD SHIPPING CENTRE
                             ---------------------



                          Suite:   1200
                          Tenant:  Tyco Asia Limited
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                                                                          Office

                                     INDEX
                                     -----

SECTION I          INTERPRETATION AND AGREEMENT                             PAGE
                                                                            ----
   1         1(1)  Interpretation                                             1
             1(2)  Headings and index                                         1
             1(3)  Gender                                                     1
   2         Term premises rent and charges                                   1


SECTION II               RENT AND OTHER CHARGES

   1         Rent and Charges                                                 2
   2         Rates                                                            2
   3         Gas water and electricity charges                                3


SECTION III              TENANT'S OBLIGATIONS

   1         Compliance with Ordinances                                       3
   2         Fitting out                                                      3
             2(1)  Installations and alternations                             3
             2(2)  Damage to walls, ceilings and floors                       4
             2(3)  Floor covering                                             4
   3         Good repair of interior                                          4
   4         Replacement of windows                                           4
   5         Repair of electrical installation                                4
   6         Repair of gas installation                                       5
   7         Maintenance of sanitary and water apparatus                      5
   8         Cleaning of drains                                               5
   9         Responsibility for defects                                       5
   10        Third party insurance                                            5
   11        Insurance of contents                                            6
   12        Protection from typhoons                                         6
   13        Entry by Landlord                                                6
   14        Notice to repair                                                 6
   15        Outside windows                                                  7
   16        Inform Landlord of damage                                        7
   17        Regulations                                                      7
   18        Cleaning contractors                                             7
   19        Directory boards                                                 7
   20        Service entrances and lifts                                      7
   21        Refuse and garbage removal                                       7
   22        Title deeds                                                      8
   23        Yield up premises and handover                                   8
   24        Indemnity against breach                                         8

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                                                                          Office

SECTION IV             LANDLORD'S OBLIGATIONS

   1         Quiet enjoyment                                                   8
   2         Crown rent and property tax                                       9
   3         Roof and main structure                                           9
   4         Building management services                                      9
   5         Facilities                                                        9
   6         Air-conditioning services                                         9
   7         Directory boards                                                  9


SECTION V              RESTRICTIONS AND PROHIBITIONS

   1         Damage to common areas                                           10
   2         Floor loading                                                    10
   3         Air-conditioning units                                           10
   4         Structural stability                                             10
   5         Locks                                                            10
   6         Loading of lifts                                                 10
   7         Use of lifts                                                     10
   8         Nuisance or annoyance                                            10
   9         Noise                                                            11
   10        Signs                                                            11
   11        User                                                             11
   12        Illegal or immoral use                                           11
   13        Sleeping or domestic use                                         12
   14        Manufacture of storage of goods                                  12
   15        Combustible or dangerous goods                                   12
   16        Obstructions in passages                                         12
   17        Toilet facilities                                                12
   18        Wiring and cables in common areas                                13
   19        Preparation of food and prevention of odours                     13
   20        Animals, pets and infestation                                    13
   21        Subletting and assigning                                         13
   22        Breach of Conditions                                             14
   23        Breach of insurance policy                                       14
   24        Aerials                                                          14
   25        Parking                                                          14
   26        Use of building name                                             14


SECTION VI             EXCLUSIONS OF LIABILITY

   1         1.1   Lifts escalators and other services                        15
             1.2   Electricity/gas/water supply                               15
             1.3   Fire overflow of water and vermin                          15
             1.4   Water sprinklers                                           15
             1.5   Services                                                   15

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                                                                          Office

SECTION VII            ABATEMENT OF RENT

   1         Abatement                                                        16


SECTION VIII           DEFAULT

   1         Default                                                          16
   2         Exercise of right                                                17
   3         Acceptance of rent                                               17
   4         Acts of contractors servants agents licensees customers          17
   5         Distraint                                                        17
   6         Interest and legal costs                                         17


SECTION IX             DEPOSIT

   1         Deposit                                                          18
   2         Increase in deposit                                              18
   3         Repayment of deposit                                             18
   4         Transfer of deposit                                              19


SECTION X              REGULATIONS

   1         Introduction of Regulations                                      19
   2         Conflict                                                         19


SECTION XI             MARKET RENTAL

   1         Determination of market rental                                   19


SECTION XII            GENERAL

   1         Landlord and tenant legislation                                  20
   2         Condonation not a waiver                                         21
   3         Letting notices                                                  21
   4         Service of notices                                               21
   5         No fine                                                          21
   6         Exclusion of warranties                                          21
   7         Name of building                                                 22
   8         Stamp Duty and costs                                             22

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                                                                          Office

   9         Tenant's obligations not affected                                22
   10        No enforcement of third party covenants                          22
   11        No implied covenants                                             22
   12        Changes in common areas                                          23
   13        Reservations                                                     23
   14        Severance                                                        24
   15        Tenant's effects                                                 24
   16        Use of other premises                                            24
   17        Deed of Mutual Covenant                                          24
   18        Sale and Redevelopment                                           24
   19        Special conditions                                               25

SCHEDULE                                                                      26
SIGNATURES                                                                    27
ANNEXURES                                                                     28

                                                                       Section I

AN AGREEMENT made the 10th day of JUNE 1995 BETWEEN the party described as the Landlord in the Schedule hereto (hereinafter called "the Landlord") of the one part and the party named and described as the Tenant in the Schedule hereto (hereinafter called "the Tenant") of the other part.

WHEREBY IT IS AGREED as follows:

                                   SECTION I

                          INTERPRETATION AND AGREEMENT

1  1(1)     Interpretation

            In this Tenancy Agreement the expressions set out in the Schedule hereto shall where the context so admits have the meanings respectively ascribed to them therein.

   1(2)     Headings and index

            The headings and index are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

   1(3)     Gender

            Unless the context otherwise requires words herein importing the masculine gender shall include the feminine and neuter and vice versa and words herein in the singular shall include the plural and vice versa.

2  Term premises rent and charges

   The Landlord shall let and the Tenant shall take for the said term All Those the said premises as delineated in pink on the plan(s) annexed hereto Together with the use in common with the Landlord and all others having the like right of :

   2(1) the entrances staircases landings passages and toilets in the said building, and

   2(2) the lifts and escalators in the said building whenever the same shall be operating,


   insofar as the same are necessary for the proper enjoyment of the said premises but except as the Landlord may from time to time restrict such use YIELDING AND PAYING therefor throughout the said term the rent air-conditioning charge and service charge (all of which are unless the context otherwise requires hereinafter included under the term "rent") as are set out in the Schedule which sums shall be payable exclusive of rates and other out-goings and in advance on the first day of each calendar month the first of such payments to be apportioned according to the number of days then unexpired in the month in respect of which such payment is due and the

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                                                                    Section I/II

   last of such payments to be apportioned according to the number of days of the said term remaining in the month in respect of which such payment is due.



                                   SECTION II

                             RENT AND OTHER CHARGES

The tenant hereby agrees with the Landlord as follows:

1  Rent and charges

   1(1) To pay the rent air-conditioning charge and service charge on the days and in the manner hereinbefore provided for payment thereof without deduction or set off (whether equitable or otherwise) and in banknotes or by bankers order if so required by the Landlord.

   1(2) The Landlord shall be entitled at any time and from time to time during the said term to serve a notice upon the Tenant increasing either one or both of the air-conditioning charge and service charge by an amount which the Landlord shall deem appropriate having regard to all or any of the elements affecting the cost of providing the respective services, and thereafter such increased charge or charges shall be payable in lieu of the charge or charges provided for above. The Landlord's assessment of the appropriate increase shall be conclusive and binding on the Tenant.

2  Rates

   2(1) To pay and discharge all rates taxes assessments duties charges impositions and outgoings of an annual or recurring nature now or hereafter to be assessed imposed or charged by the Government of Hong Kong or other lawful authority upon the said premises or upon the owner or occupier thereof (Crown Rent and Property Tax only excepted.)

   2(2) In the event that an assessment to rates in respect of the said premises shall be raised upon the Landlord direct the Landlord shall during the month immediately preceding any quarter in respect of which such rates may fall due be at liberty to debit the Tenant with the amount thereof and the same shall forthwith be paid by the Tenant to the Landlord whereupon the Landlord shall account for the same to the Government of Hong Kong.

   2(3) In the event that no valuation of the said premises shall have been made in accordance with the Rating Ordinance (Cap.116) or any statutory amendment or modification thereof for the time being in force the Landlord shall be at liberty to make an interim valuation thereof and to debit the Tenant with the amount which would be payable upon such interim valuation and the same shall forthwith be paid by the Tenant to the Landlord and any over-payment or under-payment by the Tenant on such interim valuation shall be adjusted when a valuation under the Rating Ordinance shall have been made known.

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                                                                  Section II/III

   2(4) The Landlord shall be entitled to treat non-payment of any amount debited to the Tenant in accordance with the foregoing provisions of this Clause or any part thereof in all respects as non-payment of rent under this Agreement.

3  Gas water and electricity charges

   To pay and discharge all charges for gas water and electricity consumed in the said premises.


                                  SECTION III

                              TENANT'S OBLIGATIONS

The Tenant hereby agrees with the Landlord as follows:

1  Compliance with Ordinances

   To obey and comply with all ordinances regulations bye-laws rules and requirements of any Governmental or other competent authority relating to the conduct and carrying on of the Tenant's business on the said premises or to any other act deed matter or thing done permitted suffered or omitted therein or thereon by the Tenant or any employee agent contractor or licensee of the Tenant and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the said premises or any services supplied thereto.

2  Fitting out

   To fit out the said premises in accordance with such plans and specifications as shall have been first submitted to and approved in writing by the Landlord in a good and proper workmanlike fashion and in carrying out any approved work hereunder the Tenant shall and shall cause its servants agents contractors and workmen to cooperate fully with the Landlord and all servants agents contractors and workmen of the Landlord and with the building manager and other tenants and contractors carrying out any work on the said building and to obey and comply with all instructions and directions which may be given by the Landlord's architect or other authorized representative or by the building manager in connection with the carrying out of such work and in carrying out any work to the electrical or gas installations or to the air conditioning plumbing drainage fire fighting/detection building automation and/or security systems the Tenant shall use only those contractors nominated by the Landlord in writing for the purpose Provided That the Tenant shall not at any time during the said term without the prior written consent of the Landlord.

   2(1)     Installations and alterations

            erect install remove or alter any fixtures partitioning or other erection or installation in the said premises or any part thereof or without the like consent make or permit or suffer to be made alterations in or additions to the electrical

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                                                                     Section III

            or gas installations or to the air conditioning plumbing drainage fire fighting/detection or security systems or install or permit or suffer to be installed any equipment apparatus or machinery which requires any additional electrical/gas mains wiring/piping or which consumes electricity/gas not metered through the Tenant's separate meter or which imposes a weight on any part of the flooring in excess of that for which it is designed, it being agreed that the Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary, nor

   2(2)     Damage to walls ceilings and floors

            drive or insert or permit or suffer to be driven or inserted any nails screws hooks brackets or similar articles into the doors ceilings windows walls beams floors structural members or any part of the fabric of the said premises or any of the plumbing or sanitary or air-conditioning or fire fighting/detection apparatus or installation therein nor to cut maim injure drill into mark or deface the same or permit or suffer the same to be cut maimed injured drilled into marked or defaced, nor


   2(3)     Floor covering

            lay or use any floor covering or do anything which may damage or penetrate the existing flooring floor screed or slab.

3  Good repair of interior

   To keep all the interior of the said premises including the flooring and interior plaster or other finishes or rendering to walls floors and ceilings and the Landlord's fixtures therein and all additions thereto and including all doors windows electrical and gas and plumbing installations and wiring and piping in good clean and tenantable repair and condition and properly preserved and painted and so to maintain the same throughout the said term at the expense of the Tenant and to the satisfaction of the Landlord, and subject to Clause 23 of Section III to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition.

4  Replacement of windows

   To reimburse to the Landlord and/or the building manager the cost of replacing all broken and damaged windows and glass whether or not the same be broken or damaged by the negligence of the Tenant.

5  Repair of electrical installation

   To repair or replace any electrical installation or wiring of the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utility company and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for the purpose.

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                                                                     Section III

6  Repair of gas installation

   To repair or replace any gas installation or piping of the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utility company and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for the purpose.

7  Maintenance of sanitary and water apparatus

   To keep the sanitary and water apparatus used exclusively by the Tenant and its servants agents licensees and customers in good clean and tenantable repair and condition to the satisfaction of the Landlord and in accordance with the regulations or bye-laws of all Public Health and other Government Authorities concerned.

8  Cleaning of drains

   To pay to the Landlord on demand all costs incurred by the Landlord and/or the building manager in cleansing clearing repairing or replacing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent licensee or customer of the Tenant.

9  Responsibility for defects

   To be wholly responsible for any loss damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly:

   9(1) through the defective or damaged condition of any part of the interior of the said premises or any fittings fixtures wiring or piping therein, or

   9(2) through or in any way owing to the spread of fire or smoke or the leakage or overflow of water including storm or rain water into or from the said premises or any part thereof, or

   9(3) through the negligence or the act neglect default or omission of the Tenant, or

   9(4)     through the use of the said premises by the Tenant, or

   9(5) through the operation by the Tenant of its business at or from the said premises.

10 Third party insurance

   To effect and maintain throughout the said term insurance cover in respect of the Tenant's obligations under Section III Clause 9 with a reputable insurance company to the satisfaction of the Landlord and to produce to the Landlord as and when so required by the Landlord the policy of such insurance together with the receipt for the last payment of premium and a certificate from the relevant insurance company that the policy is fully paid up and in all respects valid and subsisting, in default of which

                                                                     Section III

   the Landlord shall be entitled (but not obliged) at the Tenant's expense to effect such insurance cover. The policy of such insurance shall be in the name of the Tenant and endorsed to show the interest of the Landlord in the said building and shall be in such amount as the Landlord shall from time to time stipulate and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord.

11 Insurance of contents

   To be wholly responsible for any loss or damage to property within the said premises including without limitation all furniture fixtures fittings goods chattels samples personal effects contents and stock and to effect with a reputable insurance company adequate insurance cover for the same in their full replacement value against all risks including without limitation those risks perils or under circumstances for which the Landlord's liability is expressly or impliedly excluded under this Agreement. The Tenant undertakes to produce and make available to the Landlord as and when so required by the Landlord the policy of such insurance together with the receipt for the last payment of premium and a certificate from the relevant insurance company that the policy is fully paid up and in all respects valid and subsisting.

12 Protection from typhoons

   To take all reasonable precautions to protect the interior of the said premises against damage by storm typhoon heavy rainfall or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

13 Entry by Landlord

   To permit the Landlord and all persons authorised by it at all reasonable times to enter and view the state of repair of the said premises to take inventories of the fixtures therein to carry out any works repairs or maintenance which require to be done and to show the said premises to prospective tenants during the last three months of the said term or to pro-spective purchasers at any time during the said term Provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be.

14 Notice to repair

   On receipt of any notice from the Landlord or its authorised representative specifying any works or repairs which require to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same with all possible despatch and without any delay. Failure by the Tenant so to do will entitle the Landlord or its servants or agents to enter upon the said premises and forcibly if need be to carry out such works or repairs at the sole expense of the Tenant.

                                                                     Section III

15 Outside windows

   To keep all outside windows closed.

16 Inform Landlord of damage

   To give notice in writing to the Landlord or its agent of any damage that may be suffered to the said premises or to persons thereon and of any accident to or defects in the water pipes gas pipes electrical wiring or fittings fixtures or other facilities provided by the Landlord.

17 Regulations

   To observe and comply with such regulations as the Landlord and/or the building manager may introduce for the better operation and management of the commercial part of the said building as office premises and/or for the use of the carpark in the said building and/or its recreational areas and outdoor facilities.

18 Cleaning contractors

   To engage as cleaning contractors for the said premises only such contractors as may be nominated by the Landlord, provided that the Tenant may in addition to or substitution for such contractors employ its own direct staff for cleaning. Such cleaning contractors shall be employed at the sole expense of the Tenant and at the rates agreed between the Landlord and the contractors.

19 Directory boards

   To pay the Landlord immediately upon demand the cost of affixing repairing altering or replacing as necessary the Tenant's name on the directory boards provided by the Landlord.

20 Service entrances and lifts

   To load and unload goods only at such times and through such service entrances and by such service lifts as shall be designated by the Landlord and/or the building manager for this purpose from time to time.

21 Refuse and garbage removal

   To be responsible for the removal of garbage and refuse from the said premises to such location as shall be specified by the Landlord and/or the building manager from time to time and to use only that type of refuse container as is specified by the Landlord and/or the building manager from time to time. In the event of the Landlord and/or the building manager providing a collection service for garbage and refuse the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord and/or the building manager shall be at the sole cost of the Tenant.

                                                                  Section III/IV

22 Title deeds

   To observe and perform the covenants terms conditions and restrictions under which the said Lot(s) is/are held from the Crown or as referred to in any deed of mutual covenant or deed of dedication or other deed or instrument affecting the said building and/or its recreational areas and outdoor facilities for the time being in force (whether or not executed prior to the date of this Tenancy Agreement) so far as they relate to the said premises or the use thereof or the use of the common areas and facilities of the said building and/or its recreational areas and outdoor facilities but except always to the extent that the Landlord is obliged to observe and comply with the same pursuant to Section IV.

23 Yield up premises and handover

   At the expiration or sooner determination of this tenancy to deliver up to the Landlord vacant possession of the said premises notwithstanding any rule of law or equity to the contrary together with such fittings fixtures alterations or additions thereto as the Landlord in its absolute discretion may be willing to retain by without payment of any compensation for such fittings fixtures alterations or additions and deliver to the Landlord all keys giving access to all parts of the said premises. The Tenant shall be entitled to remove its own trade fixtures subject to making good all damage including damage to the decoration caused by such removal and shall if required by the Landlord reinstate the said premises to their original state and condition as at the date of commencement of this tenancy.

24 Indemnity against breach

   To keep the Landlord indemnified from and against all actions claims losses damages and expenses arising from any breach non-observance or non-performance of any of the agreements or convenants on the part of the Tenant herein contained or from the operation by the Tenant of its business at or from the said premises or from the use of the said premises or of the electrical or gas installation or apparatus therein or out of any works carried out at any time during the said term to the said premises or out of anything now or during the said term attached to or projecting from the said premises or arising from the negligence or the act neglect default or omission of the Tenant.


                                   SECTION IV

                             LANDLORD'S OBLIGATIONS

The Landlord hereby agrees with the Tenant as follows:

1  Quiet enjoyment

   That the Tenant paying the rent on the days and in the manner herein provided for payment of the same and observing and performing the agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed shall peaceably hold and enjoy the said premises during the said term without any

                                                                      Section IV

   interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

2  Crown rent and property tax

   To pay the Crown rent payable in respect of the said Lot(s) and the property tax payable in respect of the said building.

3  Roof and main structure

   To use all reasonable endeavours to keep the roof of the said building and the main structure and walls thereof and the mains drains pipes and cables therein in a proper state of repair provided that the Landlord shall not incur any liability under this Clause unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have after the lapse of a reasonable time from the date of service of such notice either failed to take reasonable steps to repair or remedy the same or failed to give due notice of the defect or want of repair to the building manager.

4  Building management services

   To carry out or arrange for such building management services as the Landlord may in its absolute discretion think fit with a view to maintaining the commercial part of the said building as first class office premises.

5  Facilities

   To use all reasonable endeavours to maintain the escalators lifts and fire fighting/detection and air-conditioning plant and other facilities of the said building in proper working order.

6  Air-conditioning services

   Subject to Clause 5 of this Section IV and to Clauses 1(1) and 1(2) of
   Section VI to provide or arrange for air-conditioning services to the said premises from 8:30 a.m. until 6:00 p.m. daily from Monday to Friday (both inclusive) and from 8:30 a.m. to 2:00 p.m. on Saturdays. If the Tenant shall require additional air-conditioning services on Sundays and public holidays or outside the times specified the Landlord shall on receiving reasonable notice of the Tenant's requirements and subject as aforesaid provide the same to the Tenant or request the building manager to arrange for the same. The charges for air-conditioning services on Sundays and public holidays and outside the times specified shall be determined by the Landlord and/or the building manager and notified to the Tenant from time to time.

7  Directory boards

   To supply directory boards and to allot space thereon for the Tenant's name to be affixed in such uniform lettering or characters as shall be designated by the Landlord.

                                                                       Section V

                                   SECTION V

                         RESTRICTIONS AND PROHIBITIONS

The Tenant hereby agrees with the Landlord as follows:

1  Damage to common areas

   Not to damage injure or deface any part of the fabric or walls or roof of the said building or of the common areas stairs and lifts and other facilities of the said building.

2  Floor loading

   Not to load the floor of the said premises or any part thereof beyond the designed weight as stated in Clause 5 of the Schedule hereto.

3  Air-conditioning units

   Not to install air-conditioning units at the said premises without the prior written consent of the Landlord.

4  Structural stability

   Not to dig any hole or holes in or otherwise damage the concrete floor slab of the said premises.

5  Locks

   Not without the prior written consent of the Landlord to alter the existing locks bolts and fittings on the entrance doors to the said premises nor to install any additional locks bolts or fittings thereon.

6  Loading of lifts

   Not to place in any of the lifts in the said building anything the weight of which shall exceed the maximum weight as shown inside the said lifts.

7  Use of lifts

   Not to load or unload or receive delivery of or despatch any goods or merchandise or permit or suffer the same to be loaded unloaded delivered or despatched in any of the lifts designated from time to time by the Landlord and/or the building manager as passenger lifts.

8  Nuisance or annoyance

   Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance or cause damage or danger to the Landlord or to the tenants

                                                                       Section V

   or occupiers of other premises in the said building or in any adjoining or neighbouring building.

9  Noise

   Not to produce or suffer or permit to be produced at any time in the said premises any noise which may in the opinion of the Landlord or the building manager (which opinion shall be conclusive) constitute a nuisance or give cause for reasonable complaint from the occupants of any other premises in the said building or persons using or visiting the same.

10 Signs

   Not without the prior written consent of the Landlord to affix or display or permit or suffer to be affixed or displayed within or outside the said premises any signboard sign decoration advertising matter or other device whether illuminated or not save that:


   10(1) the Tenant shall be entitled to have its name displayed in English and Chinese in uniform lettering or characters designated by the Landlord on the directory boards such lettering and characters and any additions or alterations thereto to be placed thereon be the Landlord at the Tenant's expense, and

   10(2) the Tenant shall be entitled at its own expense to have its name affixed in lettering and/or characters approved by the Landlord on the entrance door or doors to the said premises such lettering and/or characters thereon and any additions or alterations thereto or thereon to be made by the Landlord at the Tenant's expense. If the Tenant carries on business under a name other than its own name it shall notify the Landlord of the name under which its business is carried on and shall be entitled to have that name displayed as aforesaid, but the Tenant shall not be entitled to change its business name without the prior written consent of the Landlord which the Landlord may give or withhold at its discretion, and without prejudice to the foregoing, the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Clause 21 of this Section V has taken place or is about to take place.

11 User

   Not to use or permit or suffer the said premises to be used for any purpose other than as described in Clause 5 of the Schedule hereto.

12 Illegal or immoral use

   Not to use or permit or suffer the said premises to be used for any illegal or immoral purpose.

                                                                       Section V

13 Sleeping or domestic use

   Not to use or permit or suffer the said premises or any part thereof to be used as sleeping quarters or as domestic or residential premises within the meaning of any landlord and tenant legislation for the time being in force nor to allow any person to remain in the said premises overnight.

14 Manufacture or storage of goods

   Not to use or permit or suffer the said premises to be used for the purpose of the production manufacture or working of goods and merchandise or for the storage of goods and merchandise other than samples reasonably required in connection with the Tenant's business carried on therein.

15 Combustible or dangerous goods

   Not to keep or store or permit or suffer to be kept or stored in the said premises any arms ammunition gun-powder salt-petre kerosene or other explosive or combustible substance or hazardous goods or any dangerous goods (as defined in the Dangerous Goods Ordinance Cap. 295 or any legislation replacing the same or any orders or regulations made thereunder) other than in accordance with the appropriate legislation from time to time in force and in such areas as the Landlord shall designate for such purposes.

16 Obstructions in passages

   Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes packaging rubbish or other obstruction of any kind or nature nor cause or permit any of its servants agents contractors licensees or customers to obstruct or use for any purpose other than that for which they are intended any of the entrances staircases landings passages lifts lobbies or other parts of the said building in common use and the Landlord and the building manager shall be entitled without notice and at the Tenant's risk and expense to remove dispose of or clear as it sees fit any such material or obstruction and neither the Landlord nor the building manager shall thereby incur any liability to the Tenant or any other person whomsoever and the Tenant shall indemnify the Landlord and the building manager against all losses claims damages or expenses of and against the Landlord and the building manager in respect thereof.

17 Toilet facilities

   Not to use or permit or suffer the toilet facilities in the said building, whether used exclusively by the Tenant or not, to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall on demand pay to the Landlord or the building manager as the case may be the whole expense of any breakage blockage or damage resulting from a violation of this Clause.

                                                                       Section V

18 Wiring and cables in common areas

   Not to lay install affix or attach any wiring cables or other articles or thing in or upon any of the entrances staircases landings passages lobbies or other parts of the said building in common use.

19 Preparation of food and prevention of odours

   Not to prepare or permit or suffer to be prepared any food in the said premises or to cause or permit any odours which shall in the sole opinion of the Landlord be offensive or unusual to be produced upon permeate through or emanate from the said premises.

20 Animals pets and infestation

   Not to keep or permit or suffer to be kept any animals or pets inside the said premises and at the Tenant's expense to take all such steps and precautions as shall be required by the Landlord and/or the building manager to prevent the said premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin. The Tenant shall employ at the Tenant's cost such pest extermination contractors as the Landlord or the building manager may require and at such intervals as the Landlord and/or the building manager may direct and to the exclusion of all others.

21 Subletting and assigning

   Not to assign underlet share part with the possession of or transfer the said premises or any part thereof or any interest therein nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Agreement obtains the use possession occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given therefor. The tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause 21:

   21(1) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

   21(2) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or other disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual;

   21(3) In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who directly or indirectly owns or own or controls or control a majority of its voting shares or who otherwise has or have effective control thereof.

                                                                       Section V

   21(4) The giving by the Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same;

   21(5)    The change of the Tenant's business name.

   21(6)    Notwithstanding any provisions to the contrary herein contained, it
22          is hereby expressly agreed and declared that the said premises may be occupied or used by the holding, subsidiary or associated companies of the Tenant and/or of Tyco Toys, Inc. If the said premises are occupied or used by the holding, sub-sidiary or associated companies of the Tenant and/or Tyco Toys, Inc., the Tenant shall notify the Landlord accordingly and such notification shall be certified by a Director of the Tenant (namely, a member of the Board of Directors of the Tenant). It is hereby expressly and specifically agreed and declared that the notification will be merely a notification requirement and that no approval or consent of the Landlord will be required.

23 Breach of insurance policy

   Not to do or permit or suffer to be done any act deed matter or thing whatsoever whereby the insurance on the said building against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased Provided that if as the result of any act deed matter or thing done permitted or suffered by the Tenant the premium on any such policy of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase.

24 Aerials

   Not to erect or permit or suffer to be erected on or from any part of the said building or on or within or from any part of the said premises any aerial antenna satellite dish or other device for any telepoint network or telecommunication purpose or otherwise, and not to interfere with remove dismantle or alter those common aerials (if any) provided by the Landlord and/or the building manager.


25 Parking

   Not to park in obstruct or otherwise use nor permit any employee agent or licensee of the Tenant to park in obstruct or otherwise use those areas of the said building allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the Regulations from time to time made by or on behalf of the Landlord and/or the building manager.

26 Use of building name

   Not without the prior written consent of the Landlord to use or permit to be used the name/logo or any part of the name/logo of the Landlord or of the said building or any picture representation or likeness of the whole or any part of such name/logo or of the

                                                                    Section V/VI

   said building or of the said premises in connection with the business or operations of the Tenant or for any purpose whatsoever other than to indicate the address and place of business of the Tenant.




                                   SECTION VI

                            EXCLUSIONS OF LIABILITY

1 The Landlord shall not be liable to the Tenant in respect of any claim loss or damage or expense by or to person or property sustained by the Tenant by or through or in any way owing to:

   1(1)     Lifts escalators and other services

            any defect in or breakdown or suspension of the lifts escalators fire fighting/detection or water sprinkler equipment air-conditioning plant or other facilities or the said building or any of them, or

   1(2)     Electricity/gas/water supply

            any failure malfunction explosion or suspension of the electricity gas or water supply to the said building or the said premises, or

   1(3)     Fire overflow of water and vermin

            fire or the overflow or leakage of water including rain, storm or sea water from anywhere within the said building or the influx of water including rain, storm or sea water into the said building or the said premises or the activity of termites pests rats or other vermin in the said building, or

   1(4)     Water sprinklers

            any use of water sprinkler devices whether by intentional operation or as a result of mechanical failure or malfunction, or

   1(5)     Services

            the adequacy or otherwise of any of the management services (including security) rendered by the Landlord and/or the building manager or the failure to render the same or the suspension or interruption thereof for whatever reason, whether or not the same may be caused by the negligence of the Landlord or any of its servants agents contractors or licensees, nor shall the rent or air-conditioning charge or service charge or any part thereof cease to be payable other than in the circumstances set out in Section VII.

                                                                     Section VII

                                  SECTION VII

                               ABATEMENT OF RENT

1  Abatement

   If:

   1(1) the said building or the said premises or any part thereof shall be destroyed or so damaged by fire typhoon Act of God Force Majeure or other cause so as to be rendered unfit for use and occupation, or

   1(2) the said building is made the subject of a closure order or demolition order,

   then provided the insurance on the said building shall not be vitiated by the act neglect default or omission of the Tenant the rent or a part thereof proportionate to the damage sustained shall cease to be payable until the said premises shall have been restored or reinstated.

2 The Landlord shall be under no obligation to repair or reinstate the said premises if in its opinion it is not reasonably economical or practicable so to do.

3 If the whole or substantially the whole of the said premises shall in the circumstances set out in Clause 1 of this Section VII have been destroyed or rendered unfit for use and occupation and shall not have been repaired and reinstated within six months of the occurrence of the destruction or damage either party shall be entitled at any time thereafter before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other.



                                  SECTION VIII

                                    DEFAULT

It is hereby further expressly agreed and declared as follows:

1  Default

   If the rent or any part thereof shall be unpaid for fourteen days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements stipulations or conditions herein contained and on the Tenant's part to be observed and performed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at any time

                                                                     Section VII

    thereafter to re-enter on the said premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed and to the Landlord's right to deduct all loss and damages thereby incurred from the deposit paid by the Tenant in accordance with Section IX hereof and without prejudice to the Landlord's right of forfeiture thereof.

2  Exercise of right

   A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

3  Acceptance of rent

   Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed.

4  Acts of contractors servants agents licensees customers

   For the purpose of these presents the negligence or act neglect default or omission of any contractor servant agent licensee or customer of the Tenant shall be deemed to be the negligence or act neglect default or omission of the Tenant.

5  Distraint

   For the purposes of distress for rent in terms of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) or any statutory modification or re-enactment for the time being in force and of these presents the rent payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the times and in manner hereinbefore provided for payment thereof.

6  Interest and legal costs

   The Landlord shall have the right without prejudice to any other right or remedy hereunder to charge interest at three per cent over the best lending rate from time to time of The Hongkong & Shanghai Banking Corporation Limited in respect of any payments to be made to the Landlord under Clauses 1 and 2 of Section II as shall be more than fourteen days in arrears and such interest shall be payable from the date upon which such payment in arrears fell due and not fourteen days thereafter. The Landlord shall further be entitled to recover from the Tenant as a debt all Solicitors' and/or Counsel's fees (on a solicitor and own client basis) and court fees incurred by the Landlord for the purpose of recovering any rent in arrears and/or other moneys

                                                                 Section VIII/IX

   unpaid or any part thereof from the Tenant or in enforcing any of the provisions of this Agreement against the Tenant.





                                   SECTION IX

                                    DEPOSIT

1  Deposit

   The Tenant shall on the signing hereof deposit with the Landlord the sum specified as the deposit in the Schedule to secure the due observance and performance by the Tenant of the agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements stipulations or conditions aforesaid the Landlord shall be entitled to terminate this Agreement in which event the said deposit may be forfeited to the Landlord by way of liquidated damages. Notwithstanding the foregoing the Landlord may at its option elect not to terminate this Agreement but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach non-observance or non-performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to re-enter on the said premises or any part thereof in the name of the whole and to determine this Agreement in which event the deposit may be forfeited to the Landlord as hereinbefore provided.

2  Increase in deposit

   If there shall for whatever reason be any increase or increases in the rent and/or rates and/or air-conditioning charge and/or service charge during the said term the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the said deposit a sum proportional to the said increase in rent rates air-conditioning charge and/or service charge and the payment of such amount shall be a condition precedent to the continuation of the tenancy.

3  Repayment of deposit

   Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration of this Agreement and the delivery of vacant possession to the Landlord or within thirty days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later.

                                                                 Section IX/X/XI

4  Transfer of deposit

   On an assignment by the Landlord of its reversionary interest the Landlord may transfer the said deposit to the assignee of the Landlord's reversion (The "Assignee") subject to the Landlord procuring prior to the transfer a covenant from the Assignee in favour of the Tenant that the Assignee shall hold the said deposit upon and subject to the terms of this Section IX whereupon the Landlord shall thereby be released from any and all further obligations to the Tenant or otherwise in respect of the said deposit.




                                   SECTION X

                                  REGULATIONS

1  Introduction of Regulations

   The Landlord reserves the right for itself and/or for the building manager from time to time and by notice in writing to the Tenant to make and introduce and subsequently amend adapt or abolish if necessary such Regulations as it may consider necessary for the better operation and management of the commercial part of the said building as office premises and/or for the use of the carpark in the said building and/or its recreational areas and outdoor facilities.

2  Conflict

   Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.


                                   SECTION XI

                                 MARKET RENTAL

1  Determination of market rental

   In respect of each period of the said term in relation to which reference is made to market rental the same shall be determined as follows:

   1(1) During the penultimate month of the period immediately preceding the period in question the Landlord shall notify the Tenant of the Landlord's assessment of the market rental for the period in question and the Tenant shall within fourteen days of such notice lodge with the Landlord a written notice accepting or objecting to the Landlord's assessment. If the Tenant shall fail to lodge such notice within the time limit as aforesaid then the Landlord's assessment shall

                                                                  Section XI/XII

            be and be deemed to be the market rental for the period in question.

   1(2) If within fourteen days of the lodging of the Landlord's notice the parties fail or are otherwise unable to agree the market rental for the period in question either party may by notice in writing require the same to be determined by arbitration.

   1(3) The arbitration shall be held before a single arbitrator and shall be conducted in accordance with the provisions of the Arbitration Ordinance (Cap. 341) or any statutory amendment or modification thereof for the time being in force.

   1(4) The arbitrator shall be a chartered surveyor practicing in Hong Kong to be appointed in default of agreement between the parties by the Chairman for the time being of the Royal Institution of Chartered Surveyors (Hong Kong Branch).

   1(5) The arbitrator shall be required to determine the sum which in his opinion represents a fair market rental for the said premises for the period in question and such sum shall be and be deemed to be the market rental for the period in question. Pending determination of the arbitration the minimum rental specified in the Schedule hereto for the period in question shall be payable. Upon determination of the arbitration the rent for the period in question shall be adjusted and any increase due by the Tenant shall be paid within twenty one days.

   1(6) The expenses of the arbitration shall be borne by the Tenant unless the market rental determined by the arbitrator shall be less that assessed by the Landlord in accordance with Clause 1(1) of this
            Section XI in which case the expenses of the arbitration shall be borne by the Landlord and the Tenant in equal shares and each party shall bear its own costs.


                                  SECTION XII

                                    GENERAL

1  Landlord and tenant legislation

   To the extent that the Tenant can lawfully so do the Tenant hereby expressly agrees to deprive itself of all rights (if any) to protection against eviction or ejectment afforded by any existing or future legislation from time to time in force and applicable to the said premises or to this tenancy and the Tenant agrees to deliver up vacant possession of the said premises to the Landlord on the expiration or sooner termination of the tenancy hereby created notwithstanding any rule of law or equity to the contrary.

                                                                     Section XII

2  Condonation not a waiver

   No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

3  Letting notices

   During the three months immediately preceding the expiration of the said term the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice stating that the said premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

4  Service of notices

   Any notice required to be served hereunder shall if to be served on the Tenant be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises or the Tenant's last known place of business or residence in Hong Kong and if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at its registered office or any other address which the Landlord may notify to the Tenant from time to time.

5  No fine

   The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

6  Exclusion of warranties

   6(1) This Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord or the Tenant or the said building or the said premises and if any such representation or warranty has been made given or implied the same is hereby waived.

   6(2) Nothing herein contained or implied nor any statement or representation made by or on behalf of the Landlord prior to the date hereof shall be taken to be a covenant warranty or representation that the said premises can lawfully be

                                                                     Section XII

            used for the use specified herein.

7  Name of building

   The Landlord reserves the right to name the said building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name and without compensation to the Tenant provided that the Landlord shall give the Tenant and the Postal and other relevant Government Authorities not less than three months notice of its intention so to do.

8  Stamp Duty and costs

   The stamp duty and registration fees (if any) on this Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal shares and each party shall pay its own legal costs (if any) of and incidental to the preparation and completion of this Agreement.

9  Tenant's obligations not affected

   This tenancy and the obligation of the Tenant to observe and perform the covenants and agreements on the part of the Tenant herein contained shall in no way be affected impaired or excused because the Landlord is unable to fulfill or is delayed in fulfilling any of its obligations under this tenancy or is unable to make or is delayed in making any repair addition alteration or decoration or is unable to supply or is delayed in supplying any equipment or service hereunder.

10 No enforcement of third party covenants

   Nothing herein contained shall confer on the Tenant any right to the benefit of or to enforce any covenant or agreement contained in any lease or tenancy agreement or any other instrument relating to any other part or parts of the said building or to any other premises belonging to the Landlord or limit or affect the right of the Landlord to deal with the same now or at any time hereafter in any manner which the Landlord may think appropriate and this tenancy shall not be deemed to include and shall not operate to convey or let to the Tenant any ways liberties privileges easements rights or advantages whatsoever in through over or upon any land or premises adjoining or near to the said premises except as herein expressly provided.

11 No implied covenants

   11(1) The Landlord shall be under no obligation to provide or supply to the Tenant or arrange for the same services or other things as the Landlord may be providing or supplying or arranging to any other part or parts of the said building or to any other premises belonging to the Landlord or to the tenants or occupiers thereof, nor to provide or supply or arrange for any services or other things save those services or things which the Landlord hereinbefore expressly covenants to provide or supply or arrange for.

                                                                     Section XII

   11(2) Notwithstanding anything in any provision contained in this tenancy the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of any interruption in any of the services or things which the Landlord provides or supplies or arranges by reason of:

            (i) any necessary inspection overhaul repair or maintenance of any plant equipment installation or apparatus or damage thereto or destruction thereof by reason of electrical mechanical or other defect or breakdown, or

            (ii) inclement conditions or shortage of fuel materials water or labour, or

            (iii)  whole or partial failure or stoppage of any mains supply, or

            (iv) any other circumstances of whatsoever nature beyond the control of the Landlord or the building manager.

12 Changes in common areas

   The Landlord shall be entitled at any time and from time to time to extend or reduce the areas of the entrances landings staircases passages lobbies or other parts of the said building intended for common use or to make or cause to be made changes or alterations thereto for whatsoever reason as may be determined by the Landlord without incurring any liability to the Tenant on any account whatsoever.

13 Reservations

   There is reserved to the Landlord and all other persons at any time authorized by the Landlord or otherwise so entitled full right and liberty at all times without the necessity of obtaining consent and without compensation:

   13(1) to enter upon and/or pass through the said premises for the purpose of access to and egress from any part of the said building (including without prejudice to the generality thereof the roof plant rooms and meter rooms ducts shafts and lightwells) to which access cannot be readily obtained without entry upon the said premises, and

   13(2) to enter upon and be in the said premises for the purpose of carrying out any inspection repairs or maintenance of or other necessary works to any services installations or facilities upon over in through or under the said premises and serving other premises within the said building where such work cannot reasonably be carried out from outside the said premises, the persons exercising such right causing as little inconvenience as reasonably practicable and making good all damage thereby occasioned to the said premises or anything thereon, and

   13(3) to use the external surfaces of the walls windows window frames and other parts of the said premises for the purposes of repairs maintenance improvements and decoration (whether permanent or seasonal) or otherwise

                                                                     Section XII

            together with the right to erect attach and retain scaffolding or other structures as shall be convenient for such purposes.

14 Severance

   If any part of any provision of this Agreement shall to any extent be invalid or unenforceable the remainder of such provision and all other provisions of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

15 Tenant's effects

   The Tenant hereby irrevocably appoints the Landlord as its agent to deal with at the Tenant's risk and expense any of the Tenant's effects left on or about the said premises for more than seven days after the end of the said term to the intent that the Landlord may without liability to the Tenant dispose of or destroy or otherwise deal with the same as the Landlord shall think fit.

16 Use of other premises

   The Tenant shall not be entitled to complain about nor shall the Tenant have any claim against the Landlord in respect of any alleged noise or nuisance or interference with its user of the said premises due to any operations being carried on in other parts of the said building, whether by the Landlord or any other owner or by any of their respective tenants licensees or occupiers.

17 Deed of Mutual Covenant

   If the Landlord shall at any time cease to be the sole registered owner of the said Lot(s) and/or the said building the Landlord shall be at liberty to enter into any deed(s) of mutual covenant and/or management agreement(s) in relation to the said building as it sees fit provided that no such deed of mutual covenant or management agreement shall contain any covenant term or condition which shall unreasonably limit or restrict the proper use by the Tenant of the said premises pursuant to and in accordance with the whole provisions of this Tenancy Agreement.

18 Sale and redevelopment

   If at any time during the tenancy hereby created the Landlord shall enter into a contract for the sale of the said building or of any part thereof which shall include the said premises or if the Landlord shall resolve to redevelop the said building or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise (which intention so to redevelop shall be sufficiently evidenced by a copy of a Resolution of its Directors certified to be a true and correct copy by its Secretary) then in either of such events the Landlord shall be entitled to give six clear calendar months' notice in writing expiring at the end of any calendar month during the tenancy hereby created terminating this Agreement and immediately upon the expiration of such notice this Agreement and everything herein contained shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of

                                                                     Section XII

   the agreements or stipulations herein set out.


19 Special conditions



AS WITNESS the hands of the parties hereto the day and year first above written.

                                    SCHEDULE
                                    --------

1. The Landlord means the registered owner of the said Lot (including where the context so admits its successors and assigns) acting by its duty authorised agent, Harriman Leasing Limited.

2. The Tenant means     TYCO ASIA LIMITED

3. The said Lot means   SECTION B OF KML NO. 11 & THE EXTENSION THERETO

4. The said building means   WORLD SHIPPING CENTRE, HARBOUR CITY

5. The said premises means   12TH FLOOR
   where shall be used for no purpose other than   AS COMMERCIAL OFFICES ONLY



   and the floor loading of which shall not exceed      60 lbs. per square foot.

6. The said term means the period commencing on the   1ST  day of  AUGUST 1995
   and expiring on the      31ST day of  JULY 1998

7. The rent means
   (a) in respect of the period from the date of commencement of the said term
       to the   31ST day of  JULY 1998 the sum of Hong Kong Dollars
       FIVE HUNDRED AND SIXTY THOUSAND FOUR HUNDRED AND EIGHTEEN
   (HK$    560,418.00         ) per calendar month, and

8. The air-conditioning charge means the sum payable from time to time for the provision of air-conditioning services, being Hong Kong Dollars THIRTY SEVEN
   THOUSAND NINE HUNDRED AND SIXTY THREE AND EIGHTY CENTS    (HK$ 37,963.80) per
   calendar month at the date of commencement of the said term, subject to increase from time to time in accordance with the provisions of Clause 1(2) of Section II.

9. The service charge means the sum payable from time to time for the provision of building management services, being Hong Kong Dollars TWENTY FIVE THOUSAND
   THREE HUNDRED AND NINE AND TWENTY CENTS     (HK$ 25,309.20) per calendar
   month at the date of commencement of the said term, subject to increase from time to time in accordance with the provisions of Clause 1(2) of Section II.

10.The deposit means the sum of Hong Kong Dollars ONE MILLION NINE HUNDRED AND
   FORTY TWO THOUSAND EIGHT HUNDRED AND FORTY EIGHT   (HK$ 1,942,848.00) subject
   to increase from time to time in accordance with the provisions of Clause 2 of Section IX.

11.The building manager means the person company or firm (if any) from time to time responsible for the proper management of the said building pursuant to any appointment either by the Landlord or under a deed of mutual covenant or management agreement.

                                   SIGNATURES

SIGNED by                     )                 For and on behalf of
                              )                 HARRIMAN LEASING LIMITED
as the duly authorized agent  )
for and on behalf of the      )                 /s/ Signature appears here
Landlord                      )                 ................................
in the presence of:           )                     Director & General Manager

 STEPHEN Y.H. LAU              /s/ Stephen Lau

                                            For and on behalf of
                                            TYCO ASIA LIMITED
SIGNED by                     )
                              )
the Tenant/for and            )             /s/ Signatures appear here
on the behalf of the Tenant   )             ....................................
in the presence of:           )                       Authorized Signature(s)

                                               KENNETH WORSDALE
                                               MANAGING DIRECTOR
For and on behalf of
TYCO ASIA LIMITED


 ...............................
      Authorized Signature(s)

LAM KIN KWOK
DIRECTOR OF FINANCE & ADMIN.
12/F WORLD SHIPPING CENTRE
HARBOUR CITY

                                   ANNEXURES



      [FLOOR PLAN OF WORLD SHIPPING CENTRE, SUITE NO. 1200 APPEARS HERE]



                       FOR IDENTIFICATION PURPOSES ONLY